UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2010 (July 1, 2010)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-10822	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

222 Robert Rose Drive
Murfreesboro, TN 37129
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On July 1, 2010, National Health Investors, Inc. issued a press release announcing the sale of two skilled nursing facilities in Texas.  See Exhibit 99-1 to this Current Report on Form 8-K.

On July 1, 2010, National Health Investors, Inc. issued a press release announcing an $11.5 million purchase/leaseback of three assisted living facilities.  See Exhibit 99-2 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

Exhibit Index

Number	Exhibit
99-1	HTML version of press release issued July 1, 2010, titled “NHI Announces Sale of Two Skilled Nursing Facilities in Texas.”
99-2	HTML version of press release issued July 1, 2010, titled “NHI Announces $11.5 Million Purchase/Leaseback Transaction of Three Assisted Living Facilities.”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/Roger R. Hopkins
Name: Roger R. Hopkins
Title: Chief Accounting Officer

Date: July 2, 2010